SENSORY PERFORMANCE TECHNOLOGY, INC
a Delaware corporation
BYLAWS
TABLE OF CONTENTS

Page
ARTICLE I -	SHAREHOLDERS	1
Section 1.01	Annual Meetings	1
Section 1.02	Special Meetings	1
Section 1.03	Notice of Meetings	1
Section 1.04	Attendance at Meeting	1
Section 1.05	Quorum	2
Section 1.06	Shareholder to Vote in Person or by Proxy	2
Section 1.07	Shareholder to Have One Vote Per Share	2
Section 1.08	Action by Less than Unanimous Written
Consent	2
Section 1.09	Shareholder List	2
Section 1.10	Inspectors at Shareholders? Meetings	3
Section 1.11	Participation by Communication Equipment	3
Section 1.12	 Shareholder Proposals	3
ARTICLE II -	BOARD OF DIRECTORS	4
Section 2.01	General Powers	4
Section 2.02	Number and Term of Office	4
Section 2.03	Election of Directors	4
Section 2.04	Annual and Regular Meetings	4
Section 2.05	Special Meetings; Notice	4
Section 2.06	Quorum	4
Section 2.07	Participation by Communication Equipment	5
Section 2.08	Action Without a Meeting	5
Section 2.09	Resignation and Removal of Directors	5
Section 2.10	Vacancies and Newly Created Directorships	5
Section 2.11	Compensation	5
Section 2.12	Committees	5
Section 2.13	Powers of Committees	5
Section 2.14	Discharge of Duties; Reliance on Reports	6
Section 2.15	Certain Transactions	6
ARTICLE III -	OFFICERS	7
Section 3.01	Officers of the Corporation	7
Section 3.02	Election	7
Section 3.03	Removal or Resignation of Officers	7
Section 3.04	Duties of the Chairman of the Board	7
Section 3.05	Duties of the President	7
Section 3.06	Duties of the Vice President	7
Section 3.07	Duties of the Secretary	8
Section 3.08	Duties of the Treasurer	8
Section 3.09	Employee Bonds	8
Section 3.10	Discharge of Duties; Reliance on Reports	8
Section 3.11	Interested Transactions	8
ARTICLE IV -	EXECUTION OF INSTRUMENTS, DEPOSITS, VOTING OF
SECURITIES	8
Section 4.01	General	8
Section 4.02	Corporate Indebtedness	8
Section 4.03	Checks or Drafts	8
Section 4.04	Deposits	9
Section 4.05	Appointment of Agents to Vote Securities
and Other Corporations	9
ARTICLE V -	CAPITAL STOCK	9
Section 5.01	Stock Certificates	9
Section 5.02	Uncertificated Stock	9
Section 5.03	Transfer of Stock	9
Section 5.04	Record Date	10
Section 5.05	Registered Shareholders	10
Section 5.06	Lost Certificates	10
ARTICLE VI -	INDEMNIFICATION OF OFFICERS, DIRECTORS,
EMPLOYEES AND AGENTS	11
Section 6.01	Indemnification of Directors and Officers-
Claims by Third Parties	11
Section 6.02	Indemnification of Directors and Officers-
Claims Brought By or In the Right of the
Corporation	11
Section 6.03	Approval of Indemnification	11
Section 6.04	Advancement of Expenses	12
Section 6.05	Court Approval	13
Section 6.06	Partial Indemnification	13
Section 6.07	Indemnification of Employees and Agents	13
Section 6.08	Other Rights of Indemnification	13
Section 6.09	Contract With the Corporation	13
Section 6.10	Definitions	13
Section 6.11	Application to a Resulting or Surviving
Corporation or Constituent Corporation	14
Section 6.12	Enforcement	14
Section 6.13	Severability	14
Section 6.14	Liability Insurance	15
ARTICLE VII -	GENERAL PROVISIONS	15
Section 7.01	Dividends	15
Section 7.02	Reserves	15
Section 7.03	Fiscal Year	15
Section 7.04	Offices	15
Section 7.05	Books and Records	15
Section 7.06	Amendments	15
ARTICLE VIII -	INTERPRETATION	16
Section 8.01	Conflict With Statute	16
Section 8.02	Headings	16


SENSORY PERFORMANCE TECHNOLGY, INC.
BYLAWS
ARTICLE I - SHAREHOLDERS
      Section 1.01	Annual Meetings.  The annual
meetings of the Shareholders of the Corporation the Shareholders
for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at the corporate offices or any other place either in or outside the State of New Jersey as specified by the Directors and at 1 p.m. on the first 1st Monday of May of each year or, if such is a legal holiday, then on the next succeeding business day, or at any other time and date as shall be fixed from time to time by resolution of the Board of Directors the Board.
      Section 1.02	Special Meetings.  Special meetings
of the Shareholders may be called at any time by the Board or by the Chairman of the Board, or the President of the Corporation. Shareholders owning two-thirds 2/3rds of the corporation?s shares of voting stock may also request a special meeting and the
Directors shall grant such a request. Special meetings of the Shareholders shall be held at places in or outside the State of
New Jersey, as shall be specified in the notice or waiver of notice thereof.  The notice of the special meetings shall state the purpose of the meeting.
      Section 1.03	Notice of Meetings.  The Secretary
or any assistant Secretary shall cause notice of the time, place and purposes of each meeting of the Shareholders to be
personally delivered or mailed, at least ten 10 days but not more than sixty 60 days prior to the meeting, to each
Shareholder of record entitled to vote at the meeting.  Notice shall be deemed given when the requisite time has elapsed after deposit in the United States mail addressed to the address of the Shareholder entitled to vote at the meeting as revealed on the records of the Corporation.  Notice of a meeting of
Shareholders need not be given to any Shareholder entitled to vote who signs a waiver of notice in writing, whether before or after the time of the meeting, and no notice need be given to any Shareholder who owns only non-voting stock or otherwise has no right to vote at the meeting of the Shareholders.  Notice of any adjourned meeting of the Shareholders of the Corporation need not be given if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is
transacted as might have been transacted at the original
meeting.  If after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned
meeting shall be given to each Shareholder of record entitled to such notice on the new record date.
      Section 1.04	Attendance at Meeting.  Shareholders
owning voting and non-voting stock are entitled to attend a
meeting of the Shareholders.  Attendance of a person at a
meeting of Shareholders in person or by proxy constitutes: a waiver of objection to lack of notice or defective notice of the meeting, unless the Shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and b waiver of objection to consideration of a
particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the
Shareholder objects to considering the matter when it is
presented.
      Section 1.05	Quorum.  Except as otherwise
required by the Delaware General Corporation Law or the Restated Articles of Incorporation the Articles, shares entitled to cast a majority of the votes at a meeting of Shareholders shall be sufficient to constitute a quorum for the transaction of business at the meeting.  Regardless of whether a quorum is
present, the meeting may be adjourned by a vote of the shares present. The Shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.  At the adjourned meeting at which the
requisite number of shares shall be represented, any business may be transacted which might have been transacted at the
meeting as originally notified.
      Section 1.06	Shareholder to Vote in Person or by
Proxy.  A Shareholder entitled to vote at a meeting of
Shareholders or to express consent or dissent without a meeting shall be entitled to vote in person, or by proxy appointed by an instrument in writing authorizing other persons to act. A proxy shall be signed by the Shareholder or an authorized agent or representative and shall not be valid after the expiration of three 3 years from its date unless otherwise provided.
      Section 1.07	Shareholder to Have One Vote Per
Share.  In accordance with the Articles, each Shareholder shall have one vote for each share of preferred stock owned and having voting power registered on the books of the Corporation. Except as otherwise required by the Delaware General Corporation Law or the Articles, all elections shall be had and all questions
decided by a majority vote of the preferred shares represented at the meeting in person or by proxy.  There shall be no
cumulative voting.
      Section 1.08	Action by Less than Unanimous
Written Consent.  Any action required or permitted by the
Delaware General Corporation Law to be taken at an annual or special meeting of the Shareholders may be taken without a
meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted.  A written consent shall bear the date of signature of the Shareholder who signs the consent.
Written consents are not effective to take corporate action
unless within sixty 60 days after the record date for
determining Shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents
dated not more than ten 10 days before the record date and
signed by a sufficient number of Shareholders to take the action are delivered to the Corporation. Delivery shall be to the Corporation?s registered office, its principal place of business, or an officer or agent of the Corporation having
custody of the minutes of the proceedings of the Shareholders. Delivery made to the Corporation?s registered office shall be by hand or by certified or registered mail, return receipt
requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to Shareholders who would have been entitled to notice of the Shareholder meeting if the action had been taken at a meeting and who have not consented to the action in writing. An electronic transmission consenting to an action must comply with Delaware General Corporation Law.
      Section 1.09	Shareholder List.  The officer or
agent having charge of the stock transfer books for shares of the Corporation shall make and certify a complete list of the Shareholders entitled to vote at a Shareholders? meeting or any adjournment thereof. The list shall:
      (a)	Be arranged alphabetically within each class and
series, with the address of, and the number of shares held
by, each Shareholder.
      (b)	Be produced at the time and place of the meeting.
      (c)	Be subject to inspection by any Shareholder
during the whole time of the meeting.
      (d)	Be prima facie evidence as to who are the
Shareholders entitled to examine the list or to vote at the
meeting.
If the requirements of this section have not been complied with, on demand of a Shareholder in person or by proxy, who in good faith challenges the existence of sufficient votes to carry any action at the meeting, the meeting shall be adjourned until the requirements are complied with. Failure to comply with the requirements of this provision does not affect the validity of an action taken at the meeting before the making of such a
demand.
      Section 1.10	Inspectors at Shareholders?
Meetings. The Board, in advance of a Shareholders? meeting, may appoint one 1 or more inspectors to act at the meeting or any adjournments thereof. If inspectors are not so appointed, the person presiding at a Shareholders? meeting may, and on request of a Shareholder entitled to vote thereat shall, appoint one 1 or more inspectors.  In case a person appointed fails to appear or act, the vacancy may be filled by appointment made by the
Board in advance of the meeting or at the meeting by the person presiding thereat. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Shareholders. On request of the person presiding at the meeting or a Shareholder entitled to vote thereat, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them.  The report is prima facie evidence of the facts stated
and of the vote as certified by the inspectors.
      Section 1.11	Participation by Communication
Equipment.  Unless otherwise restricted by the Articles, a
Shareholder may participate in a meeting of Shareholders by a conference telephone or by other similar communications equipment through which all persons participating in the meeting may communicate with the other participants.  All participants shall be advised of the communications equipment and the names of the parties in the conference shall be divulged to all participants. Participation in a meeting pursuant to this section constitutes presence in person at the meeting.
      Section 1.12	 Shareholder Proposals.  A
Shareholder owning voting stock of the Corporation may present a proposal which the Shareholder wishes to have presented at a Shareholders? meeting for a vote by the Shareholders owning shares of voting stock.  If a Shareholder owning voting stock wishes to have a proposal presented for Shareholder action at a Shareholders? Meeting, this Shareholder shall give prior written notice to the Corporation?s President and Treasurer of the Shareholder?s intention to present the proposal at a
Shareholders? meeting and the notice shall contain the actual language of the proposal.  Upon receipt of the Shareholder's written notice, the Corporation shall have ninety 90 days in which to determine if the Shareholder?s proposal is a proper subject for Shareholder action.
ARTICLE II - BOARD OF DIRECTORS
      Section 2.01	General Powers.  The property,
affairs and business of the Corporation shall be managed by its
Board of Directors.  The Board may exercise all the powers of the Corporation, whether derived from law or the Articles.  A
Director need not be a Shareholder of the Corporation.  The
Directors shall only act as a Board, and the individual
Directors shall have no power as such.
      Section 2.02	Number and Term of Office.  The
Board shall consist of not less than three 3 and not more than twenty-five 25 Directors. The number of the initial Board and it?s Directors shall be determined by Chairman of the Board Ben
White.  Thereafter, the number of Directors shall be fixed from time to time by resolution of the Board.  The first Board shall hold office until the first annual meeting of Shareholders.  At the first annual meeting thereafter the Shareholders owning
shares entitled to vote shall elect Directors to hold office until the succeeding annual meeting.  A Director shall hold
office for the term elected, until a successor is elected and qualified or until death, resignation or removal.
      Section 2.03	Election of Directors.  Except as
otherwise provided in Section 2.10 hereof, the Directors shall be elected biannually at the annual meeting of the Shareholders.
At the meeting of the Shareholders for the election of
Directors, provided a quorum is present, the Directors shall be chosen and elected by a plurality of the votes validly cast at the election.
      Section 2.04	Annual and Regular Meetings.  The
annual meeting of the Board, for the election of officers and for the transaction of other business as may come before the meetings, shall be held in each year either in or outside the
State of New Jersey as soon as possible after the annual meeting of the Shareholders on the same day and place as the annual
meeting of the Shareholders.  Notice of the annual meeting of the Board shall not be required.  Notice of regular meetings, if set by resolution of the Board, need not be given; provided, however, that in case the Board shall change the time or place of regular meetings, notice of this action shall be mailed
promptly to each Director who shall not have been present at the meeting at which the action was taken.
      Section 2.05	Special Meetings; Notice.  Special
meetings of the Board shall be held whenever called by the
Chairman of the Board or by the President, or by any one
Director, at such time and place as may be specified in the
notice or waiver of notice.  Special meetings of the Board may be called on twenty-four 24 hours? notice to each Director,
given personally or by telephone, or on three 3 days? notice which shall be deemed given when deposited in first class mail or delivered to a recognized national overnight delivery
service. Notice of any special meeting need not be given to any Director who shall be present at the meeting, or who shall waive notice of the meeting in writing, whether before or after the time of the meeting.  No notice need be given of any adjourned special meeting.
      Section 2.06	Quorum.  A majority of the members
of the Board then in office, or of the members of a committee of the Board, constitutes a quorum for transaction of business, unless the Articles or Bylaws, or in the case of a committee, the Board resolution establishing the committee, provide for a larger or smaller number.  The vote of the majority of members present at a meeting at which a quorum is present constitutes the action of the Board or of the committee, unless the vote of a larger number is required by the Delaware General Corporation
Law, the Articles or the Bylaws, or in the case of a committee, the Board resolution establishing the committee.
      Section 2.07	Participation by Communication
Equipment.  A member of the Board or of a committee designated by the Board may participate in a meeting by means of conference telephone or similar communications equipment through which all persons participating in the meeting can communicate with the other participants. Participation in a meeting pursuant to this section constitutes presence in person at the meeting.
      Section 2.08	Action Without a Meeting.  Any
action required or permitted to be taken at any meeting of the
Board or a committee of the Board may be taken without a meeting if, under authorization voted before or after the action written consents thereto are signed by all members of the Board then in office or of the committee and such written consents are filed with the minutes of the proceedings of the Board or committee.
      Section 2.09	Resignation and Removal of
Directors. Any Director may resign at any time by delivering a written resignation to the Board or any officer of the
Corporation and shall be effective upon receipt thereby or at a subsequent time as set forth in the notice of resignation. Any or all of the Directors may be removed from office at any time with cause upon the vote for removal of a majority of the shares entitled to vote at an election of Directors.
      Section 2.10	Vacancies and Newly Created
Directorships.  If any vacancies shall occur in the Board, by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and the vacancies shall be filled by vote of a majority of the Directors then in office, though less than a quorum; provided, however, that a Director appointed to fill such vacancy shall only hold office until the next election of Directors by the Shareholders.
      Section 2.11	Compensation.  The Board, by
affirmative vote of a majority of Directors in office and
irrespective of any personal interest of any of them, may
establish reasonable compensation of Directors for services to the Corporation as Directors or officers, but approval of the Shareholders is required if the Articles, Bylaws or the Delaware General Corporation Law so provide.
      Section 2.12	Committees.  The Board may designate
one 1 or more committees, each committee to consist of one 1 or more of the Directors of the Corporation and such non-Directors as the Board may appoint. The Board may designate one 1 or more Directors as alternate members of a committee, who may replace an absent or disqualified member at a meeting of the committee.
The Board may also appoint such non-Directors as members of a committee, except for the executive committee which shall consist solely of members who are Directors. In the absence or disqualification of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of such absent or disqualified member.  A committee, and each member thereof, shall serve at the pleasure of the Board.
      Section 2.13	Powers of Committees.  A committee,
to the extent provided in the resolution of the Board, may
exercise all powers and authority of the Board in management of the business and affairs of the Corporation, including the power or authority to declare a distribution or dividend, or to
authorize the issuance of stock; provided, however, a committee does not have the power or authority to do any of the following:
      (a)	Amend the Articles.
      (b)	Adopt an agreement of merger or share exchange.
      (c)	Recommend to Shareholders the sale, lease, or
exchange of all or substantially all of the Corporation?s
property and assets.
      (d)	Recommend to Shareholders a dissolution of the
Corporation or a revocation of a dissolution.
      (e)	Amend the Bylaws of the Corporation.
      (f)	Fill vacancies in the Board.
      Section 2.14	Discharge of Duties; Reliance on
Reports.  A Director shall discharge his or her duties as a
Director including the duties as a member of a committee in the following manner: i in good faith; ii with the care an ordinarily prudent person in a like position would exercise
under similar circumstances; and iii in a manner he or she
reasonably believes to be in the best interests of the
Corporation.  In discharging the duties, a Director is entitled to rely on information, opinions, reports, or statements,
including financial statements and other financial data, if
prepared or presented by any of the following:
      (a)	One 1 or more Directors, officers or employees of
the Corporation, or of a business organization under joint
control or common control, whom the Director or officer
reasonably believes to be reliable and competent in the
matters presented.
      (b)	Legal counsel, public accountants, engineers or
other persons as to matters the Director or officer
reasonably believes are within the persons? professional or
expert competence.
      (c)	A committee of the Board of which the Director is
not a member if the Director reasonably believes the
committee merits confidence.
A Director is not entitled to rely on the information set forth in this section if the Director has knowledge concerning the matter in question that makes reliance otherwise permitted by this provision unwarranted.
      Section 2.15	Certain Transactions.  A transaction
in which a Director is determined to have an interest shall not, because of the interest, be enjoined, set aside, or give rise to an award of damages or other sanctions, in a proceeding by a Shareholder or by or in the right of the Corporation, if the person interested in the transaction establishes any of the
following:
      (a)	The transaction was fair to the Corporation at
the time entered into.
      (b)	The material facts of the transaction and the
Director?s or officer?s interest were disclosed or known to
the Board, a committee of the Board, or the independent
Director or Directors, and the Board committee, or the
independent Director or Directors authorized, approved, or
ratified the transaction.
      (c)	The material facts of the transaction and the
Director?s or officer?s interest were disclosed or known to
the Shareholders entitled to vote and they authorized,
approved or ratified the transaction.
For purposes of b above, a transaction is authorized, approved, or ratified if it received the affirmative vote of the majority of the Directors on the Board or the committee who had no
interest in the transaction, though less than a quorum, or all independent Directors who had no interest in the transaction.
The presence of, or a vote cast by, a Director with an interest in the transaction does not affect the validity of the action taken under b above. For purposes of c above, a transaction is authorized, approved, or ratified if it received the majority of votes cast by the holders of shares of voting stock who did not have an interest in the transaction.  A majority of the shares of voting stock held by Shareholders who did not have an
interest in the transaction constitutes a quorum for the purpose of taking action under c above.
ARTICLE III - OFFICERS
      Section 3.01	Officers of the Corporation.  The
officers of the Corporation shall consist of a President,
Secretary, Treasurer, and, if desired, a Chairman of the Board, one 1 or more Vice Presidents and such other officers as may be determined by the Board, who shall be elected or appointed by the Board.  Two 2 or more offices may be held by the same person but an officer shall not execute, acknowledge or verify an
instrument in more than one capacity if the instrument is
required by law or the Articles or Bylaws to be executed,
acknowledged or verified by two 2 or more officers. An officer elected or appointed as herein provided shall hold office for the term for which he or she is elected or appointed and until his or her successor is elected or appointed and qualified, or until his or her resignation or removal.  An officer, as between such officer and other officers and the Corporation, has such authority and shall perform such duties in the management of the Corporation as may be provided in the Bylaws, or as may be determined by resolution of the Board not inconsistent with the
Bylaws.
      Section 3.02	Election.  The Board shall elect the
officers of the Corporation at any annual, regular or special meeting.  The salaries of all officers of the Corporation may be fixed by the Board.
      Section 3.03	Removal or Resignation of Officers.
An officer elected or appointed by the Board may be removed by the Board with cause by an affirmative vote of a majority of the Board. The removal of an officer shall be without prejudice to his contract rights, if any. The election or appointment of an officer does not of itself create contract rights. An officer may resign by written notice to the Corporation.  The
resignation is effective upon its receipt by the Corporation or at a subsequent time specified in the notice of resignation.
      Section 3.04	Duties of the Chairman of the Board.
The Chairman of the Board, if there be such an officer, shall preside at all Shareholders? meetings and all meetings of the
Board, if present, and shall have such other duties as are
assigned by the Board and shall be the Chief Executive Officer of the Corporation.
      Section 3.05	Duties of the President.  The
President shall have direct charge of the business of the
Corporation, subject to the general control of the Board.
      Section 3.06	Duties of the Vice President.  In
the event of the absence or disability of the President, the
Vice President, or, in case there shall be more than one Vice President, the Vice President designated by the Board, shall perform all the duties of the President, and when so acting, shall have all the powers of, and be subject to all the
restrictions upon, the President.
      Section 3.07	Duties of the Secretary.  The
Secretary shall, if present, act as Secretary of, and keep the minutes of, all the proceedings of the meetings of the
Shareholders and of the Board and of any committee of the Board in one 1 or more books to be kept for that purpose; shall
perform other duties as shall be assigned by the President or the Board; and, in general, shall perform all duties incident to the office of Secretary.
      Section 3.08	Duties of the Treasurer.  The
Treasurer shall keep or cause to be kept full and accurate
records of all receipts and disbursements in the books of the Corporation and shall have the care and custody of all funds and securities of the Corporation. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President and Directors, whenever they request it, an account of all transactions as Treasurer and shall perform other duties as may be assigned by the President or the Board;
and, in general, shall perform all duties incident to the office of Treasurer.
      Section 3.09	Employee Bonds.  The Board may
require the Treasurer, the Assistant Treasurers and any other officers, agents or employees of the Corporation to give bond for the faithful discharge of their duties, in such sum and of such character as the Board may from time to time prescribe.
      Section 3.10	Discharge of Duties; Reliance on
Reports.  An officer shall discharge the duties as an officer, and shall be entitled to rely on reports, etc., in the same
manner as specified for a Director in Section 2.14.
      Section 3.11	Interested Transactions.  Section
2.15 regarding certain transactions shall apply to officers in the same manner as specified for a Director.
ARTICLE IV - EXECUTION OF INSTRUMENTS, DEPOSITS, VOTING OF
SECURITIES
      Section 4.01	General.  Subject to the provisions
of Delaware General Corporation Law,  all deeds, documents,
transfers, contracts, agreements and other instruments requiring execution by the Corporation shall be signed by the President and by the Treasurer, or Secretary or as the Board may otherwise from time to time authorize.
      Section 4.02	Corporate Indebtedness.  No loan
shall be contracted on behalf of the Corporation, and no
evidence of indebtedness shall be issued in its name, unless authorized by the Board. Authorization may be general or confined to specific instances.  All bonds, debentures, notes and other obligations or evidences of indebtedness of the
Corporation issued for loans shall be made, executed and
delivered as the Board shall authorize.  When authorized by the
Board, any part or all of the properties, including contract rights, assets, business or goodwill of the Corporation, or inventories, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.
      Section 4.03	Checks or Drafts.  All checks,
drafts, bills of exchange or other orders for the payment of money issued in the name of the Corporation shall be signed only by such person or persons and in such manner as may from time to time be designated by the Board, and unless so designated, no person shall have any power or authority thereby to bind the Corporation or to pledge its credit or to render it liable.
      Section 4.04	Deposits.  All funds of the
Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other financial institutions as the Board may select.  For the purpose of deposit and for the purpose of
collection for the account of the Corporation, checks, drafts and other orders for the payments of money which are payable to the order of the Corporation shall be endorsed, assigned and delivered by such person or persons and in such manner as may from time to time be designated by the Board.
      Section 4.05	Appointment of Agents to Vote
Securities and Other Corporations. Unless otherwise provided by resolution adopted by the Board, the President may from time to time appoint one 1 or more attorney or agent, to exercise in the name and on behalf of the Corporation the powers and rights
which the Corporation may have as the holder of stock or other securities in any other corporation to vote or to consent in respect of such stock or other securities; and the President may instruct the person or persons so appointed as to the manner of exercising such powers and rights. The President may execute or cause to be executed in the name and on behalf of the
Corporation all such written proxies, powers of attorney or
other written instruments as the President may deem necessary in order that the Corporation may exercise such powers and rights.
ARTICLE V - CAPITAL STOCK
      Section 5.01	Stock Certificates.  The shares of
the Corporation shall be represented by certificates which shall be signed by the Chairman of the Board, President or a Vice
President and which also may be signed by another officer of the Corporation. The certificate may be sealed with the seal of the Corporation or a facsimile of the seal. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. If an officer who has signed or whose facsimile signature has been placed upon a
certificate ceases to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he or she were the officer at the date of issue.
      Section 5.02	Uncertificated Stock.
Notwithstanding the foregoing, the Board may authorize the
issuance of some or all of the shares of any or all of its
classes or series without certificates.  The authorization does not affect shares already represented by certificates until they are surrendered to the Corporation.  Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the Shareholder a written statement of the information required on certificates as required by
Delaware General Corporation Law.
      Section 5.03	Transfer of Stock.  Upon surrender
to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
      Section 5.04	Record Date.
      (a)	For the purpose of determining Shareholders
entitled to notice at a meeting of Shareholders or an
adjournment of a meeting, the Board may fix a record date,
which shall not precede the date on which the resolution
fixing the record date is adopted by the Board.  The date
shall not be more than sixty 60 days nor less than ten 10
days before the date of the meeting.  If a record date is
not fixed, the record date for determination of
Shareholders entitled to notice of or to vote at a meeting
of Shareholders shall be the close of business on the day
next preceding the day on which notice is given, or if no
notice is given, the day next preceding the day on which
the meeting is held.  When a determination of Shareholders
of record entitled to notice of or to vote at a meeting of Shareholders has been made as provided in this section, the determination applies to any adjournment of the meeting, unless the Board fixes a new record date under this section
for the adjourned meeting.
      (b)	For the purpose of determining Shareholders
entitled to express consent to or dissent from a proposal
without a meeting, the Board may fix a record date, which
shall not precede the date on which the resolution fixing
the record date is adopted by the Board and shall not be
more than ten 10 days after the Board resolution.  If a
record date is not fixed and prior action by the Board is
required with respect to the corporate action to be taken
without a meeting, the record date shall be the close of
business on the day on which the resolution of the Board is
adopted.  If a record date is not fixed and prior action by
the Board is not required, the record date shall be the
first date on which a signed written consent is delivered
to the Corporation as provided Delaware General Corporation
Law.
      (c)	For the purpose of determining Shareholders
entitled to receive payment of a share dividend or
distribution, or allotment of a right, or for the purpose
of any other action, the Board may fix a record date, which
shall not precede the date on which the resolution fixing
the record date is adopted by the Board.  The date shall
not be more than sixty 60 days before the payment of the
share dividend or distribution or allotment of a right or
other action.  If a record date is not fixed, the record
date shall be the close of business on the day on which the
resolution of the Board relating to the corporate action is
adopted.
      Section 5.05	Registered Shareholders.  Prior to
due presentment for registration of transfer of a security in registered form, the Corporation may treat the registered owner as the person exclusively entitled to vote, to receive
notifications and otherwise to exercise all rights and powers of an owner.
      Section 5.06	Lost Certificates.  The Board may
direct that a new certificate be issued in place of any
certificate issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed.  When authorizing such issues of a new certificate, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or
destroyed certificate, or their legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed or the issuance of a new certificate.
ARTICLE VI - INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES
AND AGENTS
      Section 6.01	Indemnification of Directors and
Officers-Claims by Third Parties. The Corporation shall, to the fullest extent authorized or permitted by Delaware General
Corporation Law or other applicable law, as the same presently exists or may hereafter be amended, indemnify a Director or
officer the Indemnitee who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the Corporation, by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, partner, trustee,
employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys? fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders, and with respect to a criminal action or
proceeding, if the Indemnitee had no reasonable cause to believe his or her conduct was unlawful.  The termination of an action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which he or she reasonably
believed to be in or not opposed to the best interests of the corporation or its Shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
      Section 6.02	Indemnification of Directors and
Officers-Claims Brought By or In the Right of the Corporation.
The Corporation shall, to the fullest extent authorized or
permitted by the Delaware General Corporation Law or other
applicable law, as the same presently exists or may hereafter be amended, indemnify a Director or officer the Indemnitee who was or is a party to or is threatened to be made a party to a
threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses,
including attorneys? fees, and amounts paid in settlement
actually and reasonably incurred by the person in connection with the action or suit, if the Indemnitee acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its
Shareholders.  However, indemnification under this Section shall not be made for a claim, issue or matter in which the Indemnitee has been found liable to the Corporation except to the extent authorized in Section 6.05 below.
      Section 6.03	Approval of Indemnification.  An
indemnification under Sections 6.01 or 6.02 hereof, unless
ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standard of conduct set forth in Sections 6.01 and 6.02 and upon an
evaluation of the reasonableness of expenses and amounts paid in settlement. This determination shall be made in any of the following ways:
      (a)	By a majority vote of a quorum of the Board
consisting of Directors who were not parties or threatened
to be made parties to the action, suit or proceeding.
      (b)	If the quorum cannot be obtained under
subdivision a, by majority vote of a committee duly
designated by the Board of Directors and consisting solely
of two 2 or more Directors not at the time parties or
threatened to be made parties to the action, suit, or
proceeding.
      (c)	By independent legal counsel in a written
opinion, which counsel shall be selected in one of the
following ways:
      (i)	By the Board or its committee in a manner
prescribed in subdivision a or b.
      (ii)	If a quorum of the Board cannot be obtained
under subdivision a and a committee cannot be
designated under subdivision b, by the Board.
      (d)	By all independent Directors who are not parties
or threatened to be made parties to the action, suit or
proceeding.
      (e)	By the Shareholders, but shares held by
Directors, officers, employees or agents who are parties or
threatened to be made parties to the action, suit, or
proceeding may not be voted.
In the designation of a committee under subsection b or in the selection of independent legal counsel under subsection cii, all Directors may participate.
      Section 6.04	Advancement of Expenses.  The
Corporation shall pay or reimburse the reasonable expenses
incurred by an Indemnitee who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if all of the following
apply:
      (a)	The Indemnitee furnishes the Corporation a
written affirmation of his or her good faith belief that he
or she has met the applicable standard of conduct set forth
in Delaware General Corporation Law.
      (b)	The Indemnitee furnishes the Corporation a
written undertaking, executed personally or on his or her
behalf, to repay the advance if it is ultimately determined
that he or she did not meet the standard of conduct.
      (c)	A determination is made that the facts then known
to those making the determination would not preclude
indemnification under this Act.
The undertaking required by subsection b must be an unlimited general obligation of the person but need not be secured. Determinations of payments under this Section shall be made in the manner specified in Section 6.03.
      Section 6.05	Court Approval.  An Indemnitee who
is a party or threatened to be made a party to an action, suit or proceeding may apply for indemnification to the court
conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice it considers necessary may order
indemnification if it determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she has met the applicable standard of conduct set forth in Sections 6.01 and
6.02 or was adjudged liable as described in Section 6.02, but if he or she was adjudged liable, his or her indemnification is limited to reasonable expenses incurred.
      Section 6.06	Partial Indemnification.  If an
Indemnitee is entitled to indemnification under Section 6.01 or
6.02 for a portion of expenses including attorneys? fees,
judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the Corporation shall indemnify the Indemnitee for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the Indemnitee is entitled to be indemnified.
      Section 6.07	Indemnification of Employees and
Agents.  Any person who is not covered by the foregoing
provisions of this Article and who is or was an employee or
agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, may be indemnified to the fullest extent authorized or permitted by the Delaware General Corporation Law or other applicable law, as the same exist or may hereafter be amended, but in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than before such
amendment, but in any event only to the extent authorized at any time or from time-to-time by the Board of Directors.
      Section 6.08	Other Rights of Indemnification.
The indemnification or advancement of expenses provided under
Sections 6.01 to 6.07 is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles, the Bylaws or a contractual
agreement. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for in Sections 6.01 to 6.08 continues as to a person who ceases to be a Director, officer, employee or agent and
shall inure to the benefit of the heirs, executors and
administrators of the person.
      Section 6.09	Contract With the Corporation.  The
right to indemnification conferred in this Article VI shall be deemed to be a contract between the Corporation and each
Director or officer who serves in any such capacity at any time while this Article VI is in effect, and any repeal or
modification of any such law or of this Article VI shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or
threatened based in whole or in part upon any such state of
facts. In the event this Article is repealed or modified, the Corporation shall give written notice thereof to the Directors and officers and any such repeal or modification shall not be effective for a period of sixty 60 days after such notice is delivered.
      Section 6.10	Definitions.  For the purposes of
Sections 6.01 to 6.09:
      (a)	Fines shall include any excise taxes assessed on
a person with respect to an employee benefit plan.
      (b)	Other enterprises shall include employee benefit
plans.
      (c)	Servicing at the request of the Corporation shall
include any service as a Director, officer, employee or
agent of the Corporation which imposes duties on, or
involves services by, the Director, officer, employee or
agent with respect to an employee benefit plan, its
participants or its beneficiaries.
      (d)	A person who acted in good faith and in a manner
he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner not opposed
to the best interests of the Corporation or its
Shareholders as referred to in Sections 6.01 and 6.02.
      Section 6.11	Application to a Resulting or
Surviving Corporation or Constituent Corporation.  The
definition for corporation found in Delaware General Corporation
Law, as the same exists or may hereafter be amended, is and
shall be, specifically excluded from application to this
Article.  The indemnification and other obligations of the
Corporation set forth in this Article shall be binding upon any resulting or surviving corporation after any merger or consolidation of the Corporation.  Notwithstanding anything to the contrary contained herein or in Delaware General Corporation
Law, no person shall be entitled to the indemnification and
other rights set forth in this Article for acting as a Director or officer of another corporation prior to such other
corporation entering into a merger or consolidation with the
Corporation.
      Section 6.12	Enforcement.  If a claim under this
Article is not paid in full by the Corporation within thirty 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the
required undertaking, if any is required, has been tendered to the Corporation that the claimant has not met the standards of conduct which make it permissible under Delaware General
Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the
Corporation including its Board of Directors, a committee
thereof, independent legal counsel, or its Shareholders to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the
circumstances because such claimant has met the applicable
standard of conduct set forth in the Delaware General
Corporation Law nor an actual determination by the Corporation including its Board of Directors, a committee thereof, independent legal counsel or its Shareholders that the claimant has not met applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
      Section 6.13	Severability.  Each and every
paragraph, sentence, term and provision of this Article VI shall be considered severable in that, in the event a court finds any paragraph, sentence, term or provision to be invalid or unenforceable, the validity and enforceability, operation, or effect of the remaining paragraphs, sentences, terms, or
provisions shall not be affected, and this Article VI shall be construed in all respects as if the invalid or unenforceable matter had been omitted.
      Section 6.14	Liability Insurance.  The
Corporation shall have the power to purchase and maintain
insurance on behalf of any person who is or was a Director,
officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director,
officer, partner, trustee, employee, or agent of another
corporation, partnership, joint venture, trust, or other
enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article or the MBCA.
ARTICLE VII - GENERAL PROVISIONS
      Section 7.01	Dividends.  Dividends upon the stock
of the Corporation, subject to the provisions of the Articles, if any, may be declared by the Board at any regular or special meeting, pursuant to the restrictions of Delaware General
Corporation Law.  Dividends may be paid in cash, in property, or in shares of stock, subject to the provisions of the Articles and the applicable statute.
      Section 7.02	Reserves.  Before payment of any
dividend, there may be set aside out of any funds of the
Corporation available for dividend such sum or sums as the
Directors from time to time, in their absolute discretion think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall deem conducive to the interest of the
Corporation, and the Directors may modify or abolish any such reserve.
      Section 7.03	Fiscal Year.  The fiscal year of the
Corporation, if other than the calendar year, shall be fixed by resolution of the Board.
      Section 7.04	Offices.  The registered office of
the Corporation shall be as designated in the Articles or at such other place or places in or outside the State of New Jersey as the Board may from time to time determine.
      Section 7.05	Books and Records.  The Corporation
shall keep books and records of account and minutes of the
proceedings of its Shareholders, Board and executive committee, if any, which may be kept inside or outside the state of New
Jersey.  The Corporation shall keep at its registered office, or at the office of its transfer agent in or outside the State of
New Jersey, records containing the names and addresses of all Shareholders, the number, class and series of shares held by each, and the dates when they respectively became holders of record.  Any of the books, records or minutes may be in written form or in any other form capable of being converted into
written form within a reasonable time.  The Corporation shall convert into written form without charge any record not in
written form, unless otherwise requested by a person entitled to inspect the record.
      Section 7.06	Amendments.  The Shareholders or the
Board may amend or repeal the Bylaws or adopt new Bylaws unless the Articles or Bylaws provide that the power to adopt new
Bylaws is reserved exclusively to the Shareholders or any
particular Bylaw shall not be altered or repealed by the Board.
Such action may be taken by written consent or at a meeting of Shareholders or the Board; provided that if notice of any such meeting is required by these Bylaws, the notice of the meeting shall contain notice of the proposed amendment, repeal or new
Bylaws.  Any bylaw hereafter made by the Shareholders shall not be altered or repealed by the Board.  Amendment of the Bylaws by the Board shall be by not less than a majority of the members of the Board then in office.
ARTICLE VIII - INTERPRETATION
      Section 8.01	Conflict With Statute.  In the event
any Article or section of these Bylaws shall conflict with the Delaware General Corporation Law, Delaware General Corporation
Law shall rule.
      Section 8.02	Headings.  The Article and paragraph
headings included in these Bylaws have been used solely for convenience and shall in no event act as or be used in conjunction with the interpretation of these Bylaws.
I certify that the foregoing Bylaws
were adopted by the Corporation on
the 18th day of April, 2016
                                 _____________________________________
____
                                 Name, Secretary



iii






	18